Exhibit 99.2

 Targeted science, Tailored solutionsfor people with autoimmune disease  IMVT-1402 Initial First-in-human Data Presentation   September 26, 2023

 Forward-Looking Statements  2  This presentation contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "can," “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” "intend," and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include the timing and results of Immunovant’s clinical trials of IMVT–1402; expectations with respect to the safety and monitoring plan and size of the safety database for these planned clinical trials; the timing of discussions with regulatory agencies; the size and growth of the potential markets for Immunovant's product candidates and indication selections; Immunovant’s plan to explore in subsequent study periods follow-on treatment with alternative dosing regimens; Immunovant's beliefs regarding the potential benefits of IMVT-1402's unique product attributes; and Immunovant's expectations regarding the issuance and term of any pending patents. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive of final trial results or of the results of later clinical trials; results of animal studies may not be predictive of results in humans; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this presentation; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant's pending composition of matter patent for IMVT-1402 may not be issued; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the effect of global factors such as the ongoing COVID-19 pandemic, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chains, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of batoclimab and IMVT-1402; Immunovant is at an early stage in development for IMVT-1402 and in various stages of clinical development for batoclimab; and Immunovant will require additional capital to fund its operations and advance batoclimab and IMVT-1402 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s most recent Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  All trademarks, trade names, service marks, and copyrights appearing in this presentation are the property of their respective owners. Dates used in this presentation refer to the applicable calendar year unless otherwise noted.  2

 Our Vision:Normal Lives for People with Autoimmune Disease  3  Love Trailblazing   AllVoices   Bolder, Faster   What we do:  We are developing targeted therapies that are designed to address the complex and variable needs of people with autoimmune diseases.

 4  Note: Ribbon representations generated from X-Ray crystal structure. Batoclimab solved at 2.4Å resolution. IMVT-1402 solved at 2.6Å resolution.  Fc  Albumin  FcRn  Batoclimab  Fc  Albumin  FcRn  IMVT-1402  Batoclimab: overlay with albumin and Fc  IMVT-1402: overlay with albumin and Fc  IMVT-1402 Was Selected to Deliver Maximum IgG Reduction While Minimizing Interference with Albumin Recycling

 Achieve all of the above with a simple, commercially attractive subcutaneous injection  Demonstrate minimal to no impact on LDL  Demonstrate minimal to no impact on albumin  5  Goals for the Phase 1 Program  Demonstrate potential best-in-class IgG reductions similar to batoclimab  Note: Based on data to date.

 6  Best-in-Class Potential for IMVT-1402 as FcRn Inhibitor Highlighted by Initial Phase 1 Safety and Pharmacodynamic Data   Initial SAD and 300 mg MAD data demonstrated deep and rapid IgG reduction, similar to batoclimab, with 63% mean IgG reduction in the 300 mg MAD cohort after four doses  Initial 300 mg MAD data after four doses showed a favorable analyte profile of no decrease in albumin and no increase in LDL relative to baseline levels  Simple subcutaneous formulation designed to enable patient self-administration and provide additional differentiation beyond depth of IgG reduction

 7  Expeditiously evaluate safety, pharmacokinetic & pharmacodynamic profile  Validate the IMVT-1402 dose that achieves FcRn saturation  Confirm doses for future studies  2  3  1  IMVT-1402 Phase 1 Clinical Trial Objectives

 Study Design for IMVT-1402 Phase 1 Clinical Trial in Healthy Volunteers*   8  Single-Ascending Intravenous Dose   Single-Ascending Subcutaneous Dose  Multiple-Ascending Subcutaneous Dose  Fixed 300 mg  Fixed 100 mg  Fixed 600 mg  Fixed 300 mg  Fixed 600 mg  Fixed 300 mg  Fixed 600 mg  Single Ascending Dose  6 IMVT-1402 + 2 placebo participants per dose cohort   Multiple Ascending Dose  10 IMVT-1402 + 2 placebo participants per dose cohort  Once weekly dosing x 4 weeks  300 mg of IMVT-1402 is delivered as a 2 mL simple subcutaneous injection with a 27-gauge needle in the Subcutaneous Dose cohorts  Fixed 1,200 mg  * 1,200 mg IV SAD cohort and 600 mg SC MAD cohort remain to be completed

 Single-Ascending Subcutaneous Doses  9

 IMVT-1402 SAD Data Suggests Potential Best-in-Class IgG Reduction Similar to Batoclimab  10  IgG % change from baseline*  Dose administration  * Data presented are from separate clinical trials, not a head-to-head study, conducted by Immunovant.  All IgG values in the IMVT-1402 arms showed a significant decrease from baseline (all p-values < 0.05)

 IMVT-1402 SAD Data Suggests Potential Best-in-Class IgG Reduction Similar to Batoclimab  11  Dose administration  * Data presented are from separate clinical trials, not a head-to-head study, conducted by Immunovant.  IgG % change from baseline*

 IMVT-1402 Produced a Similar Effect on Albumin as Placebo  12  Albumin % change from baseline*  Dose administration  * Data presented are from separate clinical trials, not a head-to-head study, conducted by Immunovant.  No albumin values in the IMVT-1402 arms showed a significant decrease from baseline (all p-values > 0.05)

 LDL % change from baseline*  IMVT-1402 Produced a Similar Effect on LDL as Placebo  13  Dose administration  No LDL values in the IMVT-1402 arms showed a significant increase from baseline (all p-values > 0.05)  * Batoclimab phase 1 study did not measure LDL, so no comparison provided

 Multiple-Ascending Subcutaneous Doses(Once-weekly dosing x 4 weeks)  14

 IgG % change from baseline*  IMVT-1402 300 mg MAD Data Suggests Potential Best-in-Class IgG Reduction Similar to Batoclimab  15  Dose administration  IMVT-1402 MAD 600 mg data on track for November 2023  * Data presented are from separate clinical trials, not a head-to-head study, conducted by Immunovant.  All IgG values in the IMVT-1402 arms showed a significant decrease from baseline (all p-values < 0.05)

 IMVT-1402 300 mg MAD Data Suggests Potential Best-in-Class IgG Reduction Similar to Batoclimab  16  Dose administration  IMVT-1402 MAD 600 mg data on track for November 2023  * Data presented are from separate clinical trials, not a head-to-head study, conducted by Immunovant.  IgG % change from baseline*

 Albumin % change from baseline*  IMVT-1402 300 mg MAD Data: No Albumin Reduction Compared to Baseline After Four Weeks of Dosing  17  Dose administration  No albumin values in the IMVT-1402 arms showed a significant decrease from baseline (all p-values > 0.05)  IMVT-1402 MAD 600 mg data on track for November 2023  * Data presented are from separate clinical trials, not a head-to-head study, conducted by Immunovant.

 LDL % change from baseline*  IMVT-1402 300 mg MAD Data: No LDL Increase Compared to Baseline After Four Weeks of Dosing  18  Dose administration  No LDL values in the IMVT-1402 arms showed a significant increase from baseline (all p-values > 0.05)  IMVT-1402 MAD 600 mg data on track for November 2023  * Batoclimab phase 1 study did not measure LDL, so no comparison provided

IMVT-1402 Showed a Favorable Safety Profile in SAD / MAD Initial Data Set

	IV SAD				SC SAD			SC MAD	
	Placebo	100mg	300mg	600mg	Placebo	300mg	600mg	Placebo	300mg
	N = 6 n (%)	N = 6 n (%)	N = 6 n (%)	N = 6 n (%)	N = 4 n (%)	N = 6 n (%)	N = 6 n (%)	N = 2 n (%)	N = 10 n (%)
Participants with at least one TEAE	4 (67)	4 (67)	3 (50)	3 (50)	3 (75)	4 (67)	5 (83)	2 (100)	7 (70)
Participants with at least one TESAE	0	0	0	0	0	0	0	0	0
Participants discontinued study due to TEAEs	0	0	0	0	0	0	0	0	1 (10)*
Participants with dose reduced or temporary discontinuation due to TEAEs**	0	0	0	0	0	0	0	0	0
Deaths	0	0	0	0	0	0	0	0	0
TEAE (≥ 2 Instances)									
Upper Respiratory Tract Infections	2 (33)	3 (50)	0	0	0	1 (17)	0	1 (50)	0
Headache	3 (50)	1 (17)	1 (17)	0	0	1 (17)	0	0	1 (10)
Catheter Site Pain***	1 (17)	0	0	0	1 (25)	0	0	0	2 (20)

All TEAEs were either mild or moderate with no severe TEAEs reported across any arm to date

* Participant who discontinued experienced a Mild TEAE. The event was considered not related to study treatment.
** Participant in the 1200 mg IV SAD had an infusion reaction without change in vital signs. The event resolved and the subject remained on-study.
*** Catheter site pain refers to pain at the site of the catheter used for blood draws
TEAE = treatment emergent adverse event; TESAE = treatment emergent serious adverse event

IMMUNOVANT

19

Concluding Thoughts  20

 21  Summary of IMVT-1402 SAD/MAD Data Reviewed  IMVT-1402 SAD/MAD data to date suggest potential for best-in-class IgG lowering with IMVT-1402   IMVT-1402 SAD/MAD data to date suggest potential best-case profile with respect to albumin and LDL impact  IMVT-1402 data appeared similarly potent as batoclimab in both the SAD and 300 mg MAD data with robust, predictable, dose-dependent IgG lowering  No reduction in albumin and no increase in LDL compared to baseline observed, including after the full four weeks of dosing in the MAD 300 mg cohort

 Favorable Analyte Profile Initial Phase 1 data supports a favorable analyte profile with no or minimal effect on albumin and LDL  * Not including any potential patent term extension  22  IMVT-1402 Has Potentially Best-In-Class Attributes to Address Large Unmet Need in Autoimmune Disease  Novel, fully human, monoclonal antibody inhibiting FcRn-mediated recycling of IgG  +  IMVT-1402  +  +  +  +  +  Convenient Administration Formulated for simple subcutaneous injection that may enable self-administration at home  Compelling Patent Protection Pending composition of matter patent expected for IMVT-1402 to 2043*  Deep IgG Lowering Initial Phase 1 data suggests deep dose-dependent IgG lowering similar to batoclimab

 Concluding Thoughts  23  Based on SAD / MAD data to date, IMVT-1402 has a potential best-in-class profile  MAD 600mg SC cohort just starting with data expected in November 2023  Anti-FcRn market offers many attractive opportunities and a favorable development path